UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) August 20, 2021
ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)
Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

1430 Bradley Lane, Suite 196, Carrollton, Texas	75007
(Address of Principal Executive Offices)	(Zip Code)
(918) 251-9121
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	AEY	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of De-Listing or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 20, 2021, ADDvantage Technologies Group, Inc. (NASDAQ: AEY) received notice from Nasdaq of the company’s failure to satisfy the continued listing requirement of maintaining at least $10 million of stockholders’ equity (Rule 5450 (b)(1)(A)). As reflected in ADDvantage’s quarterly report on Form 10-Q for the quarter ended June 30, 2021, the company’s stockholders’ equity was $9,620,000, approximately $380,000 less than the required $10 million.
ADDvantage has communicated with Nasdaq that its stockholders equity now exceeds the $10 million stockholders equity minimum as a result of recent financial activity including the forgiveness of borrowings under the Paycheck Protection Program loan. The loan forgiveness and related $2.9 million increase in stockholders’ equity will be reflected in ADDvantage’s annual report on Form 10-K for its fiscal year ended September 30, 2021.

Failure to satisfy Nasdaq’s continued listing rules can result in de-listing of a company’s securities. ADDvantage anticipates that its common stock will continue to be listed subject to Nasdaq’s approval of its compliance plans.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDvantage Technologies Group, Inc.

Date: August 30, 2021

/s/ Michael G. Ramke
Michael G. Ramke
Chief Financial Officer